UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2018
CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Kevin Barnett as President, Chief Executive Officer and Director

On October 2, 2018, Kevin L. Barnett submitted to the Company’s Board of Directors (the “Board”) notice of his retirement and resignation as President and Chief Executive Officer of the Company, with such retirement and resignation to be effective as of October 22, 2018 (the “Effective Date”). Mr. Barnett also submitted notice of his resignation from his position as a director of the Board, with such resignation to be effective immediately. Mr. Barnett’s resignation as a director did not result from any disagreement with the Board.
In connection with tendering his notice of retirement and resignation, the Company and Mr. Barnett entered into a Separation and Release Agreement, dated October 3, 2018 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Barnett will continue to serve as President and Chief Executive Officer of the Company until the Effective Date and for eighteen (18) months thereafter will provide consulting services to the Company. As part of Mr. Barnett’s retirement and resignation, the Company has agreed to pay Mr. Barnett $559,625.00, less applicable withholdings and taxes, in equal installments over a period of eighteen (18) months and to subsidize Mr. Barnett’s COBRA costs for the same period. In addition, 53,466 restricted shares (the “Shares”) of the Company’s common stock granted to Mr. Barnett pursuant to the Company’s 2006 Long-Term Equity Incentive Plan, as amended and restated from time to time (the “Equity Incentive Plan”) and Amended and Restated Restricted Stock Agreement, dated December 31, 2007, that have not yet vested will vest in three equal installments, with one-third of the Shares vesting on each of the respective dates which are six, twelve and eighteen months from the Effective Date.
Mr. Barnett’s entitlement to the aforementioned benefits are subject to his continuing compliance with the terms of the Separation Agreement, including covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.
The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Appointment of David Duvall as President, Chief Executive Officer and Director

On October 3, 2018, the Board appointed David Duvall to replace Mr. Barnett as the Company’s President and Chief Executive Officer, effective as of the Effective Date. The Board also appointed Mr. Duvall to serve as a director to fill the vacancy created by the resignation of Mr. Barnett, with such appointment commencing as of the Effective Date, to serve in such capacity until his successor has been elected and qualified or until his earlier death, resignation or removal.

Mr. Duvall, age 49, has served in a variety of leadership roles in the industrial and automotive sectors. From January 2017 until October 2018, Mr. Duvall served as Group President of the Equipment & Tools Division of Signode Industrial Group, a subsidiary of Crown Holdings, Inc. From 2012 until 2017, he served as a Senior Vice President and General Manager at Danfoss in both the high power hydrostatics division as well as the global valves business.  Prior to his positions with Danfoss, Mr. Duvall held a variety of management roles in both the industrial and automotive sectors, including with TI Automotive, Vitec LLC and Ford Motor Company.  Mr. Duvall holds bachelor’s and master’s degrees in mechanical engineering from Purdue University and Stanford University, respectively. There are no related party transactions between the Company and Mr. Duvall reportable under Item 404(a) of Regulation S-K. Mr. Duvall has not been assigned to any committee of the Board at this time, with any committee assignments to occur at a later date. Mr. Duvall will not receive any additional compensation as a result of his service as a director
In connection with Mr. Duvall’s appointment, the Company and Mr. Duvall have entered into an Executive Employment Agreement effective as of the Effective Date (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Duvall is entitled to an annual base salary of $550,000. In addition to base salary Mr. Duvall shall be eligible for an annual target bonus pursuant to the Company’s annual profit sharing plan; provided that such annual target bonus shall not be less than 100% of base salary for the 2019 and 2020 calendar fiscal years, with long term incentive target awards commencing in May 2019 under the Company’s Equity Incentive Plan, with awards based upon 75%-125% of base salary, vesting in one-third installments on the anniversary of each applicable grant date. Mr. Duvall is also eligible to participate in compensation plans and programs that are available to or for members of the Company’s management. Mr. Duvall will also receive upon appointment equity based awards of restricted stock with a value of $750,000, subject execution and delivery of an award agreement. Mr. Duvall is also entitled under the Employment Agreement to certain standard benefits, including vacation, sick leave, and life and long and short term disability insurance. Mr. Duvall will also receive certain perquisites consistent with those provided to other senior executive officers, including reimbursement for relocation expenses.

The Employment Agreement continues until terminated by Mr. Duvall or the Company. The Employment Agreement may be terminated with or without “Cause” (as defined in the Employment Agreement). In the event the Employment Agreement is terminated by the Company without Cause or by Mr. Duvall for Good Reason (as such terms are defined in the Employment Agreement), Mr. Duvall will be entitled to receive, as severance, (i) accrued but unpaid base salary through the date of termination, (ii) accrued and unused vacation pay, (iii) any earned but unpaid amounts arising under Mr. Duvall’s participation in the Company’s compensation plans and programs prior to the termination (items (i), (ii) and (iii), collectively, the “Accrued Obligations”), (iv) twelve (12) months of continued compensation and (v) acceleration of any unvested awards under the Company’s bonus or long-term incentive equity plans.

In the event the Employment Agreement is terminated by the Company with Cause, or upon death or due to Executive Disability, or by Mr. Duvall without Good Reason, Mr. Duvall will be entitled to receive only the Accrued Obligations. The Employment Agreement also includes non-competition and non-solicitation provisions, as well as certain confidentiality covenants.

The description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01 Other Events

On October 4, 2018, the Company issued a press release appointment of Mr. Duvall as the Company’s President and Chief Executive Officer and the retirement of Mr. Barnett. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement by and between the Company and Kevin L. Barnett
10.2	Executive Employment Agreement by and between the Company and David Duvall
99.1	Press Release issued by the Company dated October 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
October 5, 2018	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Treasurer, Secretary and Chief Financial Officer